Exhibit 10.41
EXTENSION
OF
PROMISSORY NOTE
(Line of Credit)
This Extension of Promissory Note (Line of Credit) (herein called “Extension”) is made and entered into as of the 11th day of March, 2009 by and between Oceanic Exploration Company (“Borrower”) and NWO Resources, Inc. (“Lender”).
WHEREAS, Borrower and Lender entered into a Promissory Note (Line of Credit) (the “Note”) dated February 28, 2008 pursuant to which Lender extended a line of credit to Borrower in the amount of $4,000,000, payable by March 31, 2009; and
WHEREAS, Borrower has requested that Lender extend the due date of the Note for one (1) year;
NOW THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:
1.	In the third paragraph (iii) of the Note the payment date is extended to March 31, 2010.
2.	Except as set forth herein the Note shall remain in full force and effect and all other provisions, terms and conditions of the Note shall remain unchanged.
IN WITNESS WHEREOF, the parties hereto have duly executed this Extension as of the date first shown above.

Borrower: OCEANIC EXPLORATION COMPANY
By:	/s/ Stephen M. Duncan
Stephen M. Duncan, President

Lender: NWO RESOURCES, INC.
By:	/s/ Joseph E. Maskalenko
Joseph E. Maskalenko, VP, Secy, Treas.